Exhibit 99.2 Q3 Supplemental Package October 26, 2020 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-5 Owned Properties Results of Operations S-6 Same Store Owned Properties Operating Expenses S-7 Seasonality of Operations S-8 Portfolio Overview S-9 Investment Update S-10 Owned Development Update S-11 Third-Party Development Update S-12 Management Services Update S-13 Capital Structure S-14 Interest Coverage S-15 Capital Allocation – Long Term Funding Plan (2020-2023) S-16 Detail of Property Groupings S-17 Definitions S-18 Investor Information S-20

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended September 30,				Nine Months Ended September 30,			
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Total revenues	$ 202,675	$ 227,705	$ (25,030)	(11.0%)	$ 637,626	$ 687,207	$ (49,581)	(7.2%)
Operating income	8,235	27,307	(19,072)	(69.8%)	136,233	124,147	12,086	9.7%
Net (loss) income attributable to ACC	(19,515)	20,223	(39,738)	(196.5%)	47,996	60,249	(12,253)	(20.3%)
Net (loss) income per share - basic	(0.15)	0.14			0.34	0.43		
Net (loss) income per share - diluted	(0.15)	0.14			0.33	0.43		
Funds From Operations ("FFO") [1]	45,000	85,956	(40,956)	(47.6%)	191,188	260,513	(69,325)	(26.6%)
FFO per share - diluted [1]	0.32	0.62	(0.30)	(48.4%)	1.37	1.88	(0.51)	(27.1%)
Funds From Operations - Modified ("FFOM") [1]	45,248	64,072	(18,824)	(29.4%)	193,722	236,768	(43,046)	(18.2%)
FFOM per share - diluted [1]	0.32	0.46	(0.14)	(30.4%)	1.39	1.71	(0.32)	(18.7%)

Market Capitalization and Unsecured Notes Covenants [2]	September 30, 2020	December 31, 2019
Debt to total market capitalization	42.6%	34.3%
Net debt to EBITDA [3]	8.1x	6.7x
Unencumbered asset value to total asset value	83.5%	82.5%
Total debt to total asset value	41.3%	39.8%
Secured debt to total asset value	8.4%	9.1%
Unencumbered asset value to unsecured debt	254.0%	269.5%
Interest coverage [3]	3.1x	3.8x

1. Refer to page S-5 for a reconciliation to net income, the most directly comparable GAAP measure.
2. Refer to the definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.
3. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) September 30, 2020 December 31, 2019 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,704,952 $ 6,694,715 On-campus participating properties, net 71,156 75,188 Investments in real estate, net 6,776,108 6,769,903 Cash and cash equivalents 44,449 54,650 Restricted cash 23,528 26,698 Student contracts receivable, net 22,008 13,470 Operating lease right of use assets 1 458,330 460,857 Other assets 1 257,101 234,176 Total assets $ 7,581,524 $ 7,559,754 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 740,128 $ 787,426 Unsecured notes, net 2,374,680 1,985,603 Unsecured term loans, net 199,385 199,121 Unsecured revolving credit facility 276,700 425,700 Accounts payable and accrued expenses 87,638 88,411 Operating lease liabilities 2 483,694 473,070 Other liabilities 2 202,775 157,368 Total liabilities 4,365,000 4,116,699 Redeemable noncontrolling interests 20,889 104,381 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,375 1,373 Additional paid in capital 4,472,489 4,458,456 Common stock held in rabbi trust (3,951) (3,486) Accumulated earnings and dividends (1,292,364) (1,144,721) Accumulated other comprehensive loss (24,614) (16,946) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,152,935 3,294,676 Noncontrolling interests - partially owned properties 42,700 43,998 Total equity 3,195,635 3,338,674 Total liabilities and equity $ 7,581,524 $ 7,559,754 1. For purposes of calculating net asset value ("NAV") at September 30, 2020, the company excludes other assets of approximately $3.1 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above. 2. For purposes of calculating NAV at September 30, 2020, the company excludes other liabilities of approximately $70.6 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above. S-2

Consolidated Statements of Comprehensive Income
(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Three Months $ Change	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Nine Months $ Change
Revenues						
Owned properties [1]	$ 191,710	$ 211,082	$ (19,372)	$ 600,987	$ 638,657	$ (37,670)
On-campus participating properties	5,386	6,944	(1,558)	20,196	24,788	(4,592)
Third-party development services	2,186	5,611	(3,425)	5,531	12,389	(6,858)
Third-party management services	2,771	3,342	(571)	9,268	9,118	150
Resident services	622	726	(104)	1,644	2,255	(611)
Total revenues	**202,675**	**227,705**	**(25,030)**	**637,626**	**687,207**	**(49,581)**
Operating expenses (income)						
Owned properties	106,518	111,836	(5,318)	284,741	294,768	(10,027)
On-campus participating properties	3,783	3,822	(39)	10,357	11,585	(1,228)
Third-party development and management services	5,061	5,430	(369)	16,245	14,129	2,116
General and administrative [2]	8,638	7,165	1,473	28,563	22,595	5,968
Depreciation and amortization	67,369	68,930	(1,561)	199,979	206,500	(6,521)
Ground/facility leases	3,071	3,215	(144)	10,033	10,000	33
(Gain) loss from disposition of real estate	—	—	—	(48,525)	282	(48,807)
Provision for impairment	—	—	—	—	3,201	(3,201)
Total operating expenses	**194,440**	**200,398**	**(5,958)**	**501,393**	**563,060**	**(61,667)**
Operating income	**8,235**	**27,307**	**(19,072)**	**136,233**	**124,147**	**12,086**
Nonoperating income (expenses)						
Interest income	855	960	(105)	2,576	2,855	(279)
Interest expense	(29,056)	(28,303)	(753)	(84,007)	(82,432)	(1,575)
Amortization of deferred financing costs	(1,349)	(1,315)	(34)	(3,891)	(3,665)	(226)
Gain (loss) from extinguishment of debt [3]	—	20,992	(20,992)	(4,827)	20,992	(25,819)
Other nonoperating income	264	—	264	264	—	264
Total nonoperating expenses	**(29,286)**	**(7,666)**	**(21,620)**	**(89,885)**	**(62,250)**	**(27,635)**
(Loss) income before income taxes	(21,051)	19,641	(40,692)	46,348	61,897	(15,549)
Income tax provision	(373)	(305)	(68)	(1,133)	(983)	(150)
Net (loss) income	**(21,424)**	**19,336**	**(40,760)**	**45,215**	**60,914**	**(15,699)**
Net loss (income) attributable to noncontrolling interests	1,909	887	1,022	2,781	(665)	3,446
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ (19,515)**	**$ 20,223**	**$ (39,738)**	**$ 47,996**	**$ 60,249**	**$ (12,253)**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	1,851	(145)	1,996	(7,668)	(14,532)	6,864
Comprehensive (loss) income	**$ (17,664)**	**$ 20,078**	**$ (37,742)**	**$ 40,328**	**$ 45,717**	**$ (5,389)**
Net (loss) income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ (0.15)**	**$ 0.14**		**$ 0.34**	**$ 0.43**	
Diluted	**$ (0.15)**	**$ 0.14**		**$ 0.33**	**$ 0.43**	
Weighted-average common shares outstanding						
Basic	**137,632,091**	**137,403,842**		**137,574,485**	**137,259,130**	
Diluted	**137,632,091**	**138,375,527**		**138,678,713**	**138,257,906**	

Refer to the next page for footnote explanations.

S-3

Consolidated Statements of Comprehensive Income (Unaudited, $ in thousands, except share and per share data) 1. Refer to page S-6 for more detail regarding the impact of the COVID-19 pandemic on revenues for our same store portfolio. 2. General and administrative expenses for the nine months ended September 30, 2020 include $1.1 million related to the settlement of a litigation matter. 3. The three and nine months ended September 30, 2019 amounts represent the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. The nine months ended September 30, 2020 amount represents the loss associated with the January 2020 redemption of the Company's $400 million 3.35% Senior Notes originally scheduled to mature in October 2020. S-4

Consolidated Statements of Funds from Operations ("FFO")

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Three Months Ended September 30, $ Change	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Nine Months Ended September 30, $ Change
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	$ (19,515)	$ 20,223	$ (39,738)	$ 47,996	$ 60,249	$ (12,253)
Noncontrolling interests' share of net (loss) income	(1,909)	(887)	(1,022)	(2,781)	665	(3,446)
Joint Venture ("JV") partners' share of FFO						
JV partners' share of net loss (income)	1,857	970	887	2,987	(368)	3,355
JV partners' share of depreciation and amortization	(1,944)	(2,145)	201	(5,836)	(6,488)	652
	(87)	(1,175)	1,088	(2,849)	(6,856)	4,007
(Gain) loss from disposition of real estate	—	—	—	(48,525)	282	(48,807)
Elimination of provision for real estate impairment	—	—	—	—	3,201	(3,201)
Total depreciation and amortization	67,369	68,930	(1,561)	199,979	206,500	(6,521)
Corporate depreciation [1]	(858)	(1,135)	277	(2,632)	(3,528)	896
FFO attributable to common stockholders and OP unitholders	**45,000**	**85,956**	**(40,956)**	**191,188**	**260,513**	**(69,325)**
Elimination of operations of on-campus participating properties ("OCPPs")						
Net loss (income) from OCPPs	1,294	424	870	(206)	(2,138)	1,932
Amortization of investment in OCPPs	(1,883)	(2,289)	406	(5,965)	(6,334)	369
	44,411	84,091	(39,680)	185,017	252,041	(67,024)
Modifications to reflect operational performance of OCPPs						
Our share of net cashflow [2]	518	353	165	1,632	2,063	(431)
Management fees and other	319	369	(50)	1,146	1,597	(451)
Contribution from OCPPs	837	722	115	2,778	3,660	(882)
Transaction costs [3]	—	147	(147)	—	147	(147)
Elimination of (gain) loss from extinguishment of debt [4]	—	(20,992)	20,992	4,827	(20,992)	25,819
Elimination of litigation settlement expense [5]	—	—	—	1,100	—	1,100
Elimination of FFO from property in receivership [6]	—	104	(104)	—	1,912	(1,912)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 45,248**	**$ 64,072**	**$ (18,824)**	**$ 193,722**	**$ 236,768**	**$ (43,046)**
FFO per share - diluted	**$ 0.32**	**$ 0.62**		**$ 1.37**	**$ 1.88**	
FFOM per share - diluted	**$ 0.32**	**$ 0.46**		**$ 1.39**	**$ 1.71**	
Weighted-average common shares outstanding - diluted	**139,235,064**	**138,879,244**		**139,182,430**	**138,854,970**	

1. Represents depreciation on corporate assets not added back for purposes of calculating FFO.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3). The decrease as compared to prior year is a result of the universities' decisions to provide rent abatements to tenants during the latter part of the 2019/2020 academic year and the lower occupancy achieved for the 2020/2021 academic year as a result of COVID-19.
3. Represents transaction costs incurred in connection with the closing of one presale transaction in August 2019.
4. The three and nine months ended September 30, 2019 amounts represent the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. The nine months ended September 30, 2020 amount represents the loss associated with the January 2020 redemption of the Company's $400 million 3.35% Senior Notes originally scheduled to mature in October 2020.
5. Represents the settlement of a litigation matter that is included in general and administrative expenses in the accompanying consolidated statements of comprehensive income.
6. Represents FFO for an owned property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.

S-5

Owned Properties Results of Operations [1]
($ in thousands)

	Three Months Ended September 30, 2020	2019	$ Change	% Change	Nine Months Ended September 30, 2020	2019	$ Change	% Change
Owned properties revenues								
Same store properties [2]	$ 182,728	$ 201,564	$ (18,836)	(9.3%)	$ 571,861	$ 617,195	$ (45,334)	(7.3%)
New properties	9,604	4,667	4,937		28,069	5,110	22,959	
Sold and held for sale properties [3]	—	5,577	(5,577)		2,701	18,607	(15,906)	
Total revenues [4]	**$ 192,332**	**$ 211,808**	**$ (19,476)**	**(9.2%)**	**$ 602,631**	**$ 640,912**	**$ (38,281)**	**(6.0%)**
Owned properties operating expenses								
Same store properties [5]	$ 100,950	$ 106,526	$ (5,576)	(5.2%)	$ 271,175	$ 281,689	$ (10,514)	(3.7%)
New properties	5,386	2,608	2,778		12,266	3,792	8,474	
Other [6]	182	75	107		283	210	73	
Sold and held for sale properties [3,7]	—	2,627	(2,627)		1,017	9,077	(8,060)	
Total operating expenses	**$ 106,518**	**$ 111,836**	**$ (5,318)**	**(4.8%)**	**$ 284,741**	**$ 294,768**	**$ (10,027)**	**(3.4%)**
Owned properties net operating income								
Same store properties	$ 81,778	$ 95,038	$ (13,260)	(14.0%)	$ 300,686	$ 335,506	$ (34,820)	(10.4%)
New properties	4,218	2,059	2,159		15,803	1,318	14,485	
Other [6]	(182)	(75)	(107)		(283)	(210)	(73)	
Sold and held for sale properties [3,7]	—	2,950	(2,950)		1,684	9,530	(7,846)	
Total net operating income	**$ 85,814**	**$ 99,972**	**$ (14,158)**	**(14.2%)**	**$ 317,890**	**$ 346,144**	**$ (28,254)**	**(8.2%)**

1. Refer to page S-17 for detail of our store groupings.
2. The most significant impacts to our same store property revenues resulting from COVID-19 are as follows:
   - Approximately $2.1 million and $17.2 million in rent refunds and/or early lease terminations was provided to tenants at our on-campus ACE properties and certain off-campus residence halls during the three and nine months ended September 30, 2020, respectively;
   - Approximately $4.5 million and $12.7 million in rent was forgiven during the three and nine months ended September 30, 2020, respectively, as part of our Resident Hardship Program for residents and families at our same store properties who experienced financial hardship due to COVID-19;
   - Approximately $8.4 million and $15.8 million of the decrease during the three and nine months ended September 30, 2020, respectively, as compared to the prior year was a result of lost summer camp and conference revenue, waived fees, an increase in the provision for uncollectible accounts resulting from rent delinquencies, and other items related to COVID-19;
   - Approximately $8.6 million decrease in revenues as compared to the amount initially anticipated prior to the impact of COVID-19 for the three months and nine months ended September 30,2020, due to the decrease in occupancy from the Academic Year 2020-2021 lease-up.
3. Includes properties sold in 2019 and 2020 and one property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.
4. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
5. Refer to page S-7 for detail of same store operating expenses.
6. Includes professional fees related to the operation of consolidated joint ventures that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
7. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-6

Same Store Owned Properties Operating Expenses [1,2]
($ in thousands, except per bed amounts)

	Three Months Ended September 30,					
	2020				2019		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 21,668	$ 235	0.3%	21%	$ 21,596	$ 234	20%
Payroll	20,510	222	(4.0%)	20%	21,368	232	20%
General & administrative and other	17,890	194	(10.0%)	18%	19,869	216	19%
Utilities	17,261	187	(5.1%)	17%	18,186	197	17%
Repairs and maintenance	17,708	192	(3.7%)	18%	18,381	199	17%
Marketing	2,998	33	(38.6%)	3%	4,884	53	5%
Insurance	2,915	32	30.0%	3%	2,242	24	2%
Total same store owned operating expenses	**$ 100,950**	**$ 1,095**	**(5.2%)**	**100%**	**$ 106,526**	**$ 1,155**	**100%**
Same store owned beds	**92,193**						

	Nine Months Ended September 30,						
	2020				2019		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 65,786	$ 713	3.0%	24%	$ 63,898	$ 693	22%
Payroll	54,281	588	(1.2%)	20%	54,948	596	20%
General & administrative and other	53,066	575	(8.4%)	20%	57,933	628	21%
Utilities	51,037	554	(6.5%)	19%	54,559	592	19%
Repairs and maintenance	29,825	324	(2.3%)	11%	30,515	331	11%
Marketing	9,175	100	(30.5%)	3%	13,209	143	5%
Insurance	8,005	87	20.8%	3%	6,627	72	2%
Total same store owned operating expenses	**$ 271,175**	**$ 2,941**	**(3.7%)**	**100%**	**$ 281,689**	**$ 3,055**	**100%**
Same store owned beds	**92,193**						

1. Refer to the definition of operating expenses on page S-19 for a detailed description of items included in the various expense categories.
2. Refer to page S-17 for detail of our same store groupings.

S-7

Seasonality of Operations [1]
($ in thousands, except per bed amounts)

	Three Months Ended					
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	Total/Weighted Average- Last 12 Months
2020 Same Store Properties						
Average number of owned beds	92,193	92,193	92,193	92,193	92,193	92,193
Average physical occupancy for the quarter	*88.9%*	*97.4%*	*97.0%*	*85.1%*	*84.9%*	*91.1%*
Rental revenue per occupied bed per month [2]	$ 750	$ 783	$ 777	$ 700	$ 732	$ 750
Rental revenue	$ 184,529	$ 210,989	$ 208,484	$ 164,806	$ 171,832	$ 756,111
Other income [3]	17,035	13,339	11,283	4,560	10,896	40,078
Total revenue	$ 201,564	$ 224,328	$ 219,767	$ 169,366	$ 182,728	$ 796,189
Property operating expenses	106,526	90,237	88,113	82,112	100,950	361,412
Net operating income	$ 95,038	$ 134,091	$ 131,654	$ 87,254	$ 81,778	$ 434,777
Operating margin	*47.2%*	*59.8%*	*59.9%*	*51.5%*	*44.8%*	*54.6%*
2020 New Properties						
Average number of owned beds	1,432	3,159	3,159	3,678	5,022	3,755
Average physical occupancy for the quarter	*95.0%*	*98.8%*	*97.7%*	*69.9%*	*52.9%*	*76.1%*
Rental revenue per occupied bed per month [2]	$ 1,020	$ 1,069	$ 1,067	$ 1,050	$ 1,188	$ 1,092
Rental revenue	$ 4,163	$ 10,010	$ 9,876	$ 8,101	$ 9,466	$ 37,453
Other income [3]	504	573	467	21	138	1,199
Total revenue	$ 4,667	$ 10,583	$ 10,343	$ 8,122	$ 9,604	$ 38,652
Property operating expenses	2,608	3,608	3,291	3,589	5,386	15,874
Net operating income	$ 2,059	$ 6,975	$ 7,052	$ 4,533	$ 4,218	$ 22,778
Operating margin	*44.1%*	*65.9%*	*68.2%*	*55.8%*	*43.9%*	*58.9%*
ALL PROPERTIES						
Average number of owned beds	93,625	95,352	95,352	95,871	97,215	95,948
Average physical occupancy for the quarter	*89.0%*	*97.5%*	*97.0%*	*84.6%*	*83.2%*	*90.5%*
Rental revenue per occupied bed per month [2]	$ 755	$ 792	$ 787	$ 711	$ 747	$ 761
Rental revenue	$ 188,692	$ 220,999	$ 218,360	$ 172,907	$ 181,298	$ 793,564
Other income [3]	17,539	13,912	11,750	4,581	11,034	41,277
Total revenue	$ 206,231	$ 234,911	$ 230,110	$ 177,488	$ 192,332	$ 834,841
Property operating expenses	109,134	93,845	91,404	85,701	106,336	377,286
Net operating income	$ 97,097	$ 141,066	$ 138,706	$ 91,787	$ 85,996	$ 457,555
Operating margin	*47.1%*	*60.1%*	*60.3%*	*51.7%*	*44.7%*	*54.8%*
Sold, held for sale properties and other [4]						
Total revenue	$ 5,577	$ 4,886	$ 2,701	$ —	$ —	$ 7,587
Property operating expenses	2,702	2,051	1,070	48	182	3,351
Net operating income (loss)	$ 2,875	$ 2,835	$ 1,631	$ (48)	$ (182)	$ 4,236

1. Refer to page S-17 for detail of our store groupings.
2. Rental revenue per occupied bed per month is calculated based upon our net student rental revenue earned during the respective quarter divided by average monthly occupied beds over the periods presented.
3. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts.
4. Includes properties sold during the periods presented and costs related to the operation of consolidated joint ventures as noted on page S-6.

S-8

Portfolio Overview

As of September 30, 2020

	Leases as % of Design Beds				Rental Revenue per Leased Bed for Academic Year		
	As of 9/30/2020	As last reported 9/11/2020	PY Final 9/30/2019	Design Beds	2020 / 2021	2019 / 2020	Change
2021 Same Store Owned Properties							
August Commencement							
Properties that primarily house sophomores and above	92.9%	92.8%	97.7%	76,226	$ 744	$ 730	1.9%
Properties that primarily house first-year students	76.8%	79.5%	95.7%	12,067	1,119	1,073	4.3%
Total August Commencement	**90.7%**	**91.0%**	**97.4%**	**88,293**	**$ 787**	**$ 776**	**1.4%**
September Commencement							
Properties that primarily house sophomores and above	85.0%	82.4%	97.0%	7,059	$ 1,001	$ 1,003	(0.2%)
Properties that primarily house first-year students	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total September Commencement	**85.0%**	**82.4%**	**97.0%**	**7,059**	**$ 1,001**	**$ 1,003**	**(0.2%)**
Total 2021 Same Store Owned Properties							
Properties that primarily house sophomores and above	92.3%	91.9%	97.6%	83,285	$ 764	$ 753	1.5%
Properties that primarily house first-year students	76.8%	79.5%	95.7%	12,067	1,119	1,073	4.3%
Total 2021 Same Store Owned Properties	**90.3%**	**90.3%**	**97.4%**	**95,352**	**$ 802**	**$ 793**	**1.1%**
2020 Development Properties[1]							
Currie Hall, Phase II - ACE (Los Angeles, CA)	73.5%	73.9%	n/a	272	$ 1,258	n/a	n/a
Manzanita Square - ACE (San Francisco, CA)	25.5%	25.5%	n/a	584	1,504	n/a	n/a
Total 2020 Development Properties	**40.8%**	**40.9%**	**n/a**	**856**	**$ 1,361**	**n/a**	**n/a**
Total Owned Properties	**89.9%**	**89.9%**	**97.4%**	**96,208**	**$ 804**	**n/a**	**n/a**
On Campus Participating Properties	**86.6%**	**n/a**	**98.2%**	**5,230**			

1. Excludes 1,627 beds at the Disney College Program Phases I and II as these beds do not follow the company's typical pre-leasing process.

S-9

Investment Update ($ in thousands) DISPOSITIONS Extinguished Project Location Primary University Served Beds Closing Date Sales Price Mortgage Debt The Varsity College Park, MD University of Maryland 901 March 20, 2020 $ 148,000 $ — S-10

Owned Development Update
($ in thousands)

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University / Market Served	Project Type	Beds		Total Project Cost[1]	Construction Completed
Disney College Program Phase I	Orlando, FL	*Walt Disney World®* Resort	ACE	778	$	61,600	May 2020
Currie Hall Phase II	Los Angeles, CA	Univ. of Southern California	ACE	272		41,600	July 2020
Disney College Program Phase II	Orlando, FL	*Walt Disney World®* Resort	ACE	849		46,900	August 2020
Manzanita Square	San Francisco, CA	San Francisco State Univ.	ACE	584		129,300	August 2020
				2,483	**$**	**279,400**	

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION[2]

Project	Location	Primary University / Market Served	Project Type	Beds		Estimated Project Cost[1]		Total Costs Incurred as of September 30, 2020[3]	Scheduled Completion
Disney College Program Phases III-V[4]	Orlando, FL	*Walt Disney World®* Resort	ACE	3,369	$	190,400	$	171,477	Jan, May & Aug 2021
Disney College Program Phases VI-VIII[5]	Orlando, FL	*Walt Disney World®* Resort	ACE	3,235		193,000		100,467	Jan, May & Aug 2022
Disney College Program Phases IX-X[6]	Orlando, FL	*Walt Disney World®* Resort	ACE	2,209		122,700		32,958	Jan & May 2023
				8,813	**$**	**506,100**	**$**	**304,902**	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities or ground lessors. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Total and Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the ground lessors.
2. Does not include land parcels in ten markets totaling $67.2 million.
3. Includes $301.6 million in construction in progress ("CIP") and excludes $8.5 million of CIP balances related to ongoing renovation projects at operating properties. Total consolidated CIP as of September 30, 2020 was $310.1 million.
4. Phase III, with estimated project costs of $54.4 million and 984 beds, is scheduled for occupancy in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
5. Phase VI, with estimated project costs of $61.3 million and 867 beds, is scheduled for occupancy in January 2022. Phase VII, with estimated project costs of $90.3 million and 1,632 beds, is scheduled for occupancy in May 2022. Phase VIII, with estimated project costs of $41.4 million and 736 beds, is scheduled for occupancy in August 2022.
6. Phase IX, with estimated project costs of $81.5 million and 1,473 beds, is scheduled for occupancy in January 2023. Phase X, with estimated project costs of $41.2 million and 736 beds, is scheduled for occupancy in May 2023.

S-11

Third-Party Development Update
($ in thousands)

	Three Months Ended September 30, 2020	2019	$ Change	Nine Months Ended September 30, 2020	2019	$ Change
Development services revenue	$ 2,186	$ 5,611	$ (3,425)	$ 5,531 [1]	$ 12,389	$ (6,858)
% of total revenue	1.1%	2.5%		0.9%	1.8%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Construction Completed
University View II	Prairie View, TX	Prairie View A&M University	540	$ 2,500	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	5,000	August 2020
			1,360	**$ 7,500**	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of September 30, 2020	Fees Earned in Current Year	Remaining Fees as of September 30, 2020	Scheduled Completion
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	$ 6,700	$ 4,628	$ 794	$ 2,072	September 2021
Georgetown University - Capitol Campus Housing	Washington, D.C.	Georgetown University	476	3,000	1,600	1,600	1,400	August 2022
			1,978	**$ 9,700**	**$ 6,228**	**$ 2,394**	**$ 3,472**	

ON-CAMPUS AWARD PIPELINE [2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Concordia University Phase II	Austin, TX	Third-party	Q1 2021	Summer 2022	$1,000
Upper Hearst Development for the Goldman School of Public Policy	Berkeley, CA	Third-party	Q2 / Q3 2021	Summer 2023	$3,000
University of California Irvine Phase V	Irvine, CA	Third-party	Q2 / Q3 2021	Summer 2023	$5,000
MIT Family & Graduate Housing	Cambridge, MA	ACE	Q4 2021 / Q1 2022	Fall 2024	N/A
Northeastern University - Phase II	Boston, MA	ACE	Q1 / Q2 2022	Fall 2024	N/A
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD
University of California Berkeley Master Development [3]	Berkeley, CA	TBD	TBD	TBD	TBD
University of California Riverside Master Development [3]	Riverside, CA	Third-party	TBD	TBD	TBD
West Virginia University Master Development [3]	Morgantown, WV	TBD	TBD	TBD	TBD
Virginia Commonwealth University (Honors College)	Richmond, VA	TBD	TBD	TBD	TBD

1. Includes $0.7 million of construction savings revenue related to one project delivered in Fall 2019.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions. Anticipated commencement and targeted completion dates for certain projects have been delayed due to disruption associated with COVID-19.
3. These projects include multiple phases to be completed over several years. The full scope, transaction structure, feasibility, fees, and timing will be negotiated.

S-12

Management Services Update
($ in thousands)

	Three Months Ended September 30, 2020	2019	$ Change	Nine Months Ended September 30, 2020	2019	$ Change
Management services revenue	$ 2,771	$ 3,342	$ (571)	$ 9,268	$ 9,118	$ 150
% of total revenue	1.4%	1.5%		1.5%	1.3%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees [1]	Actual or Anticipated Commencement
The Oasis KGI Commons	Claremont, CA	Keck Graduate Institute	419	$ 235	April 2020
University View II	Prairie View, TX	Prairie View A&M University	540	190	August 2020
The Cambridge at College Station	College Station, TX	Texas A&M University	552	220	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	440	September 2020
Nevada State College [2]	Henderson, NV	Nevada State College	342	100	October 2020
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	540	September 2021
Georgetown University - Capitol Campus Housing	Washington, D.C.	Georgetown University	476	404	September 2022
			4,651	$ 2,129	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2020 Fee Contribution Prior to Termination	Discontinued As Of
The Rixey	Arlington, VA	Marymount University	531	$ 4	January 2020
Spinner Place	Burlington, VT	University of Vermont	312	17	April 2020
			843	$ 21	

1. Stabilized annual fees are dependent upon the achievement of normalized occupancy levels which are not expected to occur during the 2020/2021 academic year as a result of COVID-19.
2. The stabilized annual fee amount does not include an initial operations fee of $140,000 earned from May 2019 through July 2020.

S-13

Capital Structure as of September 30, 2020 [1]

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt [2]	$	3,615
Total Equity Market Value [3]		4,862
Total Market Capitalization		8,477
Debt to Total Market Capitalization		42.6%
Net Debt to EBITDA [4]		8.1x
Total Asset Value [5]	$	8,749
Unencumbered Asset Value		7,308
Unencumbered Asset Value to Total Asset Value		83.5%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	41.3%
Secured Debt to Total Asset Value	≤ 40%	8.4%
Unencumbered Asset Value to Unsecured Debt	> 150%	254.0%
Interest Coverage [4]	> 1.5x	3.1x

		Principal Outstanding [2]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans [6]	$	655	4.4% [7]	4.8 Yrs
Unsecured Revolving Credit Facility		277	1.4%	1.5 Yrs
Unsecured Term Loan		200	2.5%	1.7 Yrs
Unsecured Notes		2,400	3.7%	6.5 Yrs
On-Campus Participating Properties		83	4.7%	12.9 Yrs
Total/Weighted Average	$	**3,615**	**3.6%**	**5.7 Yrs**
Variable Rate Debt as % of Total Debt [8]		7.7%		

Debt Maturity Schedule



Unsecured Notes
Unsecured Term Loans
Mortgage Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$24
$167
$200
$277
$26
$400
$9
$400
$132
$8
$400
$400
$2
$330
$800
$40
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029+
Fixed Rate Debt	N/A	5.4%	2.9%	3.8%	4.2%	N/A	3.7%	3.6%	4.1%	3.4%
Total Debt	N/A	5.2%	2.0%	3.8%	4.2%	7.6%	3.7%	3.6%	4.1%	3.4%

1. Refer to the definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.
2. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $3.0 million, unamortized original issue discount on unsecured notes of $6.0 million, and unamortized deferred financing costs of $21.3 million.
3. Based on share price of $34.92 and fully diluted share count of 139,231,070 as of September 30, 2020. Assumes conversion of 503,717 common and preferred Operating Partnership units and 1,095,262 unvested restricted stock awards.
4. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
5. Excludes accumulated depreciation of $1.7 billion, receivables and intangible assets, net of accumulated amortization, of $81.0 million, and lease-related right of use assets of $458.3 million.
6. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture of which the company has a 55% interest.
7. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%.
8. The company's variable rate debt consists of the unsecured revolving credit facility and $2.4 million of mortgage debt at one of our on-campus participating properties.

S-14

Interest Coverage[1]
($ in thousands)

	Three Months Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 24,720	$ 80,855	$ (13,344)	$ (19,515)	$ 72,716
Net income (loss) attributable to noncontrolling interests	1,128	1,206	(2,078)	(1,909)	(1,653)
Interest expense	28,855	27,783	27,168	29,056	112,862
Income tax provision	524	379	381	373	1,657
Depreciation and amortization	68,546	66,169	66,441	67,369	268,525
Amortization of deferred financing costs	1,347	1,287	1,255	1,349	5,238
Share-based compensation	3,003	3,988	4,439	3,502	14,932
Provision for impairment	14,013	—	—	—	14,013
Loss on extinguishment of debt, net	—	4,827	—	—	4,827
Gain from disposition of real estate	(229)	(48,525)	—	—	(48,754)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 141,907**	**$ 137,969**	**$ 84,262**	**$ 80,225**	**$ 444,363**
Pro-forma adjustments to EBITDA[2]					(4,671)
Adjusted EBITDA					**$ 439,692**
Interest Expense from consolidated statement of comprehensive income	$ 28,855	$ 27,783	$ 27,168	$ 29,056	$ 112,862
Amortization of mortgage debt premiums/discounts	1,233	1,411	1,000	1,000	4,644
Capitalized interest	2,669	3,246	3,396	2,833	12,144
Change in accrued interest payable	2,942	2,886	(3,638)	(322)	1,868
Cash Interest Expense	**$ 35,699**	**$ 35,326**	**$ 27,926**	**$ 32,567**	**$ 131,518**
Pro-forma adjustments to Cash Interest Expense[2]					8,765
Adjusted Interest Expense					**$ 140,283**
Interest Coverage					**3.1x**

1. Refer to pages S-18 and S-19 for detailed definitions of terms appearing on this page.
2. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-15

Capital Allocation – Long Term Funding Plan (2020-2023)

($ in millions)

Sources and Uses for Development - As of September 30, 2020

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses[1]:			
Disney Internships & College Program Housing			
Phases III-V (2021 deliveries)	$ 190	$ 171	$ 19
Phases VI-VIII (2022 deliveries)	193	101	92
Phases IX-X (2023 deliveries)	123	33	90
Total	$ 506	$ 305	**$ 201**

	Capital Sources
Estimated Sources through 2023:	
Cash and Cash Equivalents as of September 30, 2020	$ 44
Estimated Cash Flow Available for Investment - through 2023 [2]	265
Anticipated Debt (Repayment) / Funding - through 2023 [3]	(485) to (285)
Anticipated Capital Recycling and/or Equity Funding - through 2023 [3]	377 to 177
Total	**$ 201**

Selected Credit Metrics [4]

Credit Metric:	September 30, 2020	Pro Forma [5]
Total Debt to Total Asset Value	41.3%	35.1% - 38.1%
Net Debt to EBITDA [6]	8.1x	5.9x - 6.4x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions. For purposes of calculating the pro forma Net Debt to EBITDA ratio, EBITDA has been normalized for the COVID-19 related impacts on revenue and operating expenses during 2020 and assumes the underwritten EBITDA for the development properties being delivered in 2020 and beyond.

1. Includes owned development projects under construction and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page S-11.
2. Available cash flow is derived from disclosures in our 2019 Form 10-K and is calculated as net cash provided by operating activities of $370.4 million, excluding changes in working capital of $8.7 million plus interest rate swap related items of $12.0 million, less dividend payments of $258.6 million, less principal payments on debt of $11.9 million, less recurring capital expenditures of $21.5 million. Calculation results in available cash flow for investment in 2019 of $81.7 million, which is then annualized over the remaining 13 quarters through the end of 2023. The global disruption associated with the COVID-19 pandemic could have a material impact on the company's future cash flows and liquidity position, the magnitude of which is uncertain. Therefore, no assurances can be made that future cash flows will be consistent with historical levels.
3. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
4. Refer to definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.
5. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
6. Refer to page S-15 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-16

Detail of Property Groupings
As of September 30, 2020

	2020 Grouping				2021 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2019	152	92,193			152	92,193		
2019 Development Deliveries			5	3,159	5	3,159		
2020 Development Deliveries [1]			3	2,483			3	2,483
2021 Development Deliveries [1]			—	3,369			—	3,369
2022 Development Deliveries [1]			—	3,235			—	3,235
2023 Development Deliveries [1]			—	2,209			—	2,209
Total Owned Properties	**152**	**92,193**	**8**	**14,455**	**157**	**95,352**	**3**	**11,296**

Grand Total # of Owned Properties (All Groupings)	**160**
Grand Total Owned Design Beds (All Groupings)	**106,648**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2020: The 2020 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2020 and 2019. This same store grouping will be used for purposes of presenting our 2020 same store operating results.

2021: The 2021 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2021 and 2020. This same store grouping will be used for purposes of presenting our 2021 same store operating results.

1. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries expected in 2020 and full development completion in 2023. All phases are counted as one property in the table above. In May and August 2020, 778 and 849 beds were delivered as a part of the completion of Phases I and II of the development.

S-17

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including an allocation of costs related to “NOI” corporate management and oversight. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-18

Definitions On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Operating Expenses General & administrative and other expenses include security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, food service, and other miscellaneous expenses. Utilities expense represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues. Payroll expense includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff. Repairs and maintenance expense includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Marketing expense includes costs related to property marketing campaigns associated with our ongoing leasing efforts. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design Beds less beds used by on-site staff. Same Store Grouping Properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables, intangibles, and right of use assets, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including finance leases and excluding mark-to-market premiums/ discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-19

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Angus Kelleher	Argus Research Company	(203) 548-9892	akelleher@argusresearch.com
Jeffery Spector	Bank of America / Merrill Lynch	(646) 855-1363	jeff.spector@baml.com
Neil Malkin	Capital One	(571) 633-8191	neil.malkin@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Richard Skidmore	Goldman Sachs & Co.	(801) 741-5459	richard.skidmore@gs.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Alexander Goldfarb / Daniel Santos	Piper Sandler & Co.	(212) 466-7937 / (212) 466-7927	alexander.goldfarb@psc.com / daniel.santos@psc.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-20

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward- looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking-statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, and those discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2020 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.